UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2017

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 9, 2017, Lisa Gersh, Mark Harris, Jacques Kerrest, Joshua Peirez and Susan Riley were appointed to the Board of Directors (the “Board”) of comScore, Inc. (the “Company”). A copy of the Company’s press release announcing the appointments is attached as Exhibit 99.1 hereto.
Ms. Riley and Mr. Harris will serve on the Board as Class I directors, and Messrs. Kerrest and Peirez and Ms. Gersh will serve on the Board as Class III directors. The new directors have not been appointed to any Board committees. Each will receive an annual cash retainer of $30,000, payable in quarterly installments and prorated for the quarter in which Board service begins. Each will be eligible to receive equity awards after the Company regains compliance with financial reporting requirements.
In connection with the appointments, each director will enter into the Company’s standard form of indemnification agreement, a copy of which was filed with the Securities and Exchange Commission on April 2, 2007 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended. The form indemnification agreement generally requires the Company to indemnify directors to the fullest extent permitted by law.
Richard Bressler, the husband of Ms. Gersh, currently serves as an executive officer of iHeartMedia, Inc., a customer of the Company. In 2016 and the first four months of 2017, the Company recognized revenue of approximately $350,000 and $165,000, respectively, from transactions with iHeartMedia, Inc. in the normal course of business. Revenue estimates are preliminary, as the Company has not yet finalized its financial statements for 2016 or 2017.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 9, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ David I. Chemerow
David I. Chemerow
Chief Financial Officer
Date: June 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 9, 2017